Exhibit 99.1

P R E S S   R E L E A S E

Splunk Announces $1 Billion Investment from Silver Lake

Ken Hao, Chairman and Managing Partner, to Join Splunk’s Board of Directors

SAN FRANCISCO – June 22, 2021 – Splunk Inc. (NASDAQ: SPLK), provider of the Data-to-Everything Platform, today announced that Silver Lake, a global leader in technology investing, will make a $1 billion investment in convertible senior notes to support the continued transformation of its business. Splunk expects to use the proceeds from the new investment to fund growth initiatives and manage its capital structure, including a newly authorized share repurchase program of up to $1 billion that will be executed over time.

“We’ve significantly evolved our business since we began our transformation to become a cloud-first company over two years ago, and today’s announcement reaffirms the strength of our business fundamentals, cloud strategy and high-growth trajectory,” said Doug Merritt, President and CEO of Splunk. “Silver Lake has a strong reputation and track record of investing in innovative technology companies, and with their support, we are accelerating toward our goals as we deliver the most scalable and powerful data platform in the cloud.”

Earlier this month, Splunk reported Cloud annual recurring revenue (ARR) of $877 million for the first fiscal quarter 2022, an increase of 83% year-over-year. Splunk finished its first quarter with 56% of its software bookings from Cloud and 203 customers with Cloud ARR greater than $1 million, up 99% year-over-year.

“We have long admired Splunk’s world-class team and technology, and we believe the company is now at an important inflection point,” said Kenneth Hao, Chairman and Managing Partner of Silver Lake. “It has become increasingly clear that a cloud-driven transformation is critical to modernization and Splunk is ideally positioned to help organizations throughout the world manage the complexity associated with this transition. We are confident in the opportunities ahead and eager to work with Doug and his team to support Splunk’s next phase of growth.”

In connection with Silver Lake’s investment, Hao will be appointed to Splunk’s Board of Directors. With Hao’s appointment, Splunk’s Board will comprise 11 members, 10 of whom are independent.

“Ken brings more than 30 years of experience in technology investing and working with management teams to build and grow great companies, and we are excited to welcome him to the Splunk Board,” said Graham Smith, Chair of the Splunk Board. “Through this partnership with Silver Lake, Splunk is well positioned to build on the momentum the team has generated and continue to enable customers to break barriers across IT, Security and DevOps while driving sustainable value for our stockholders.”

Splunk Inc. | www.splunk.com

Terms of the Transaction and Share Repurchase Program

Under the terms of the investment, Silver Lake will purchase $1 billion in aggregate principal amount of Splunk’s convertible senior notes (the “Notes”). The Notes will have an initial conversion price of $160.00 per share of Splunk’s Common Stock, subject to customary anti-dilution and other adjustments. The initial conversion price of $160.00 represents a 30% premium to the volume-weighted average closing price of the Common Stock over a 10-day period ending on June 21, 2021. The Notes will mature in July 2026, unless earlier repurchased, redeemed or converted. The Notes will bear interest at 0.75% per year.

In connection with this transaction, Splunk’s Board has authorized the repurchase of up to $1 billion of its common shares in the open market, based on prevailing market prices, or in privately negotiated transactions. The repurchase is intended to offset the dilutive effect of the Notes.

Additional information regarding this announcement may be found in a Form 8-K that will be filed today with the U.S. Securities and Exchange Commission.

Advisors

Goldman Sachs & Co. LLC is acting as lead financial advisor and Centerview Partners is also acting as financial advisor to Splunk, and Wilson Sonsini Goodrich & Rosati and Wachtell, Lipton, Rosen & Katz are serving as Splunk’s legal advisors in the transaction.

Simpson Thacher & Bartlett is serving as legal advisor to Silver Lake.

About Kenneth Hao

Ken Hao joined Silver Lake in 2000 and is Chairman and a Managing Partner. Hao currently serves as a director on the board of NortonLifeLock as well as on the boards of portfolio companies ServiceMax and SolarWinds. He also led the establishment of the firm's offices in Asia and led Silver Lake's investments in Alibaba Group and Ant Financial. Previously, he served as a director of Broadcom, SMART Global Holdings, NetScout Systems and UGS Corp. (acquired by Siemens AG). Prior to joining Silver Lake, Hao was with Hambrecht & Quist (now part of JP Morgan) from 1990-1999, where he served as a Managing Director. Outside of Silver Lake, Hao serves on the boards of UCSF and Universal Tennis. Hao graduated from Harvard College with an A.B. in Economics.

About Splunk Inc.

Splunk Inc. (NASDAQ: SPLK) turns data into doing with the Data-to-Everything Platform. Splunk technology is designed to investigate, monitor, analyze and act on data at any scale.

Splunk, Splunk>, Data-to-Everything, D2E and Turn Data Into Doing are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2021 Splunk Inc. All rights reserved.

About Silver Lake

Silver Lake is a leading global technology investment firm, with more than $83 billion in combined assets under management and committed capital and a team of professionals based in North America, Europe, and Asia. Silver Lake’s portfolio companies collectively generate more than $196 billion of revenue annually and employ more than 448,000 people globally. For more information about Silver Lake and its portfolio, please visit Silver Lake’s website at silverlake.com.

Splunk Inc. | www.splunk.com

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s business strategy, plans and objectives for future operations; the investment by Silver Lake, and the use of proceeds and benefits thereof; the expected election of a director; the share repurchase program and the factors that will impact the amount and timing of purchases, if any; Splunk’s market opportunity, including trends in the pace of customer digital and cloud transformation and the importance of data and our ability to leverage these trends; the growth of our cloud business; the market for data-related products and trends in this market, future growth and related targets; expectations for our industry and business, such as our business model, customer demand, our partner relationships, customer success and feedback, expanding use of Splunk by customers, and expected benefits and scale of our products. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: risks associated with Splunk’s strategies, priorities, or plans taking longer to execute than anticipated; the continuation or tapering of the impact of the COVID-19 pandemic and related public health measures on our business, as well as the continuation or tapering of the impact of the COVID-19 pandemic on the overall economic environment, including customer buying capacity, urgency and patterns; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2021, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and Splunk’s other filings with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

For more information, please contact:

Media Contact

Patricia Hogan

Splunk Inc.

press@splunk.com

Investor Contact

Ken Tinsley

Splunk Inc.

ir@splunk.com

Splunk Inc. | www.splunk.com